SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 09/30/2002
FILE NUMBER 811-7890
SERIES NO.:   4

72DD.    1.   Total income dividends for which record date passed during the period. (000's Omitted)
              Class A Shares                   $2,174
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B Shares                     $996
              Class C Shares                     $311

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
         1.   Dividends from net investment income
              Class A Shares                $000.2610
         2. Dividends for a second class of open-end company shares (form nnn.nnnn)
              Class B Shares                $000.2292
              Class C Shares                $000.2292

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                    8,465
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares                    4,622
              Class C Shares                    1,441

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                    $8.77
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                    $8.78
              Class C Shares                    $8.78


Return of capital distributions for current period (000's Omitted)
Class A Shares     $0
Class B Shares     $0
Class C Shares     $0